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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)       December 10, 1997
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                          EduTrek International, Inc.
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             (Exact name of registrant as specified in its charter)


Georgia                               0-23021                   58-2255472
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(State or other jurisdiction   (Commission File Number)     (IRS Employer
of incorporation)                                           Identification No.)


3340 Peachtree Road, Suite 2000, Atlanta, Georgia                         30326
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code       (404) 812-8200
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                                      N/A
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         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On December 10, 1997, EduTrek International, Inc., a Georgia corporation ("EduTrek") and ITI Education Corporation, Inc., a corporation incorporated under the Canada Business Corporations Act ("ITI"), entered into a Combination Agreement (the "Combination Agreement") pursuant to which EduTrek will acquire all of the issued and outstanding capital stock of ITI (the "Arrangement") and ITI will operate as a wholly-owned subsidiary of EduTrek. The Boards of Directors of both EduTrek and ITI have approved the Combination Agreement and the transactions contemplated thereby.

         Under the terms of the Combination Agreement, ITI will undergo a reorganization of capital whereby, in summary: (i) ITI will amend its articles of incorporation to authorize an unlimited number of Exchangeable Shares (the "Exchangeable Shares") and one Class A Preferred Share; (ii) ITI will issue one Class A Preferred Share to EduTrek in exchange for one share of EduTrek Class A Common Stock; (iii) each existing ITI Common Share (other than ITI Common Shares held by holders who have properly exercised their rights of dissent and are ultimately entitled to be paid fair value for their shares) will be exchanged for .3021 Exchangeable Shares (the "Exchange Ratio"); (iv) ITI will amend its articles of incorporation to reduce the number of authorized ITI Common Shares to one; (v) the one Class A Preferred Share held by EduTrek will be exchanged for one ITI Common Share; and (vi) ITI will amend its articles of incorporation to delete the Class A Preferred Share from its authorized share capital. As a result, immediately following the Effective Time, ITI's outstanding share capital will consist of one ITI Common Share held by EduTrek and the Exchangeable Shares held by the former holders of ITI Common Shares. Each Exchangeable Share will be exchangeable by the holder for up to five years from the date of closing for one share of EduTrek's Class A Common Stock and shall automatically be exchanged after five years if not previously exchanged. EduTrek may require earlier exchange of Exchangeable Shares if less than 2% of the Exchangeable Shares remain outstanding or in the event of certain fundamental changes. Until exchanged, each Exchangeable Share will have the same rights as a share of EduTrek's Class A Common Stock including, among others, equivalent dividend and voting rights.

         Upon completion of the transaction, which is expected to be accounted for as a pooling of interests, shareholders of ITI will hold Exchangeable Shares which are exchangeable for shares of Class A Common Stock representing approximately 22.5% of the Common Stock of EduTrek.

         The Combination Agreement contemplates that each stock option or other right to purchase shares of ITI Common Shares ("ITI Options") under ITI's stock option, stock purchase and other stock plans or agreements (each a "Plan"), will be converted into and become a right to purchase shares of EduTrek Class A Common Stock in accordance with the terms of the Plan and the option or other right agreement by which it is evidenced, except that from and after the Effective Time (i) the number of shares of EduTrek Common Stock subject to each ITI Option or right shall be equal to the number of ITI Common Shares subject to such option or right immediately prior to the Effective Time multiplied by the Exchange Ratio, and (ii) the per share exercise price of EduTrek Class A Common Stock purchasable thereunder or upon which the amount of a cash payment is determined shall be that specified in the option or right divided by the Exchange Ratio.

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         Each holder of ITI's Common Shares or of an ITI Option who would otherwise be entitled to receive a fractional Exchangeable Share or a fractional share of EduTrek Class A Common Stock, as the case may be (after taking into account all of a shareholder's certificates), will receive, in lieu thereof, the equivalent cash value of such fractional share, without interest.

         Consummation of the Arrangement is subject to various conditions, including, among others: (i) receipt of approval by the shareholders of ITI and EduTrek of the Combination Agreement and the transactions contemplated thereby,
(ii) fewer than a specified number of ITI shareholders exercising dissenters' rights; (iii) receipt of certain court and regulatory approvals; (iv) receipt of an opinion of counsel as to the treatment of the Arrangement under Canadian federal income tax law as a reorganization of capital for the ITI shareholders who hold their ITI Common Shares as capital property; (v) receipt of a letter from EduTrek's independent public accountants relating to the pooling of interests accounting treatment of the Arrangement; and (vi) satisfaction of certain other customary closing conditions.

         The Combination Agreement and the Arrangement will be submitted for approval at a meeting of the shareholders of EduTrek and at a meeting of the shareholders of ITI. Prior to such meetings, EduTrek will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the EduTrek Class A Common Stock to be issued (i) in exchange for outstanding Exchangeable Shares of ITI following consummation of the Arrangement and (ii) upon exercise of converted ITI Options.

         The preceding description of the Combination Agreement is qualified in its entirety by reference to the copy of the Combination Agreement included as an Exhibit to this Current Report on Form 8-K dated December 10, 1997 and filed on December 18, 1997 and which is incorporated herein by reference.

         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits:

         *2.2 - Combination Agreement, dated as of December 10, 1997, by and between EduTrek International, Inc. and ITI Education Corporation, Inc.





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* Certain Disclosure Schedules related to the Combination Agreement are omitted from this filing. EduTrek agrees to supplementally furnish to the Commission upon request a copy of any omitted Disclosure Schedule. The omitted Disclosure Schedules relate to the following sections of the Combination Agreement:
Article II - Representations and Warranties of ITI; Article III Representations and Warranties of EduTrek; Section 4.1 - Conduct of Business of ITI; and
Section 4.3 - Conduct of Business of EduTrek.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          EDUTREK INTERNATIONAL, INC.



                                          By: /s/ Steve Bostic
                                              ---------------------------------
                                              Steve Bostic, Chairman and Chief
                                              Executive Officer

Dated:  December 18, 1997
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                                 EXHIBIT INDEX



Exhibit                                                                             Sequential
Number         Description of Exhibit                                                Page No.
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

  2.2 Combination Agreement, dated as of December 10, 1997, by and between EduTrek International, Inc. and ITI Education Corporation,
               Inc.
